UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 23, 2011

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On March 23, 2011, Neoprobe Corporation (the “Company”) issued a press release announcing that on March 18, 2011, it received a notice from Platinum Montaur Life Sciences, LLC ("Platinum") attempting to nominate three persons as directors of the Company at the Company's 2011 annual meeting of stockholders, and stating that Platinum may attempt to solicit proxies for the election of these persons as directors at the annual meeting. On the same date, Platinum, along with its affiliate Platinum Partners Value Arbitrage Fund L.P. (together, the "Reporting Persons"), filed with the United States Securities and Exchange Commission ("SEC") a Schedule 13D stating Platinum had submitted the director nominations, and that the Reporting Persons may solicit proxies to vote common stock of the Company in support of the election of these persons and in support of other proposals the Reporting Persons may make regarding management, capital allocation policies and governance of the Company.

The Reporting Persons state in the Schedule 13D that they currently own 1,672,869 shares of the Company's common stock, 10,000 shares of the Company's nonvoting Class B convertible preferred stock, and warrants to purchase 16.7 million shares of the Company's common stock. On a fully converted, fully exercised basis, these holdings would represent approximately 34% of the Company's outstanding common equity. As a result of "blocker" provisions in the preferred stock and warrants requiring the provision of at least 60 days' notice before the preferred stock can be converted and/or the warrants exercised, the Reporting Persons assert that their substantial equity ownership position in the Company does not render them "affiliates" of the Company under the Securities Exchange Act of 1934, particularly Section 16 and the rules and regulations of the SEC thereunder. As of the date of this release, the Company has not yet scheduled a date for its 2011 annual meeting of stockholders.  A copy of the complete text of the Company’s March 23, 2011, press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways and markets for the Company’s products, are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

99.1	Neoprobe Corporation press release dated March 23, 2011, entitled “Neoprobe Shareholder Submits Board Nominations and Files Schedule 13D.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: March 23, 2011	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer